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                                                                    EXHIBIT 23.2

                        Independent Accountants' Consent
                        --------------------------------


The Board of Directors
Nuevo Energy Company:

     We consent to the incorporation by reference in the registration statement(No. 333-XXXXX) on Form S-8 of Nuevo Energy Company of our report dated February 16, 1996, relating to the consolidated balance sheets of Nuevo Energy Company as of December 31, 1995 and 1994, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1995, which report appears in the December 31, 1995 annual report on Form 10-K of Nuevo Energy Company, and of our reports dated December 20, 1995, relating to the statements of revenues and direct operating expenses of the Point Pedernales Properties for each of the years in the three-year period ended June 30, 1995, and dated February 12, 1996, relating to the statements of revenues and direct operating expenses of the Unocal Properties for each of the years in the three-year period ended June 30, 1995, which reports appear in the Form 8-K dated April 9, 1996 (as amended by Form 8-K/A dated November 25, 1996), and to the reference to our firm under the heading "Experts" in the prospectus.


                                        /s/ KPMG Peat Marwick LLP
                                        _________________________
                                        KPMG PEAT MARWICK LLP




Houston, Texas
January 15, 1997